UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2018

NCR CORPORATION

(Exact name of registrant specified in its charter)

Commission File Number: 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

3097 Satellite Boulevard

Duluth, GA 30096

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by NCR Corporation (“NCR” or the “Company”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 22, 2018 (the “Original Filing”), Paul Langenbahn was appointed Chief Operating Officer of NCR effective March 21, 2018. This Form 8-K/A is being filed as an amendment to the Original Filing to provide information regarding the agreement reached between the Company and Mr. Langenbahn regarding his compensation in connection with his new role.

In connection with his appointment as Chief Operating Officer, on May 2, 2018, the Company and Mr. Langenbahn entered into a letter agreement under which he will receive an annual base salary of $700,000, and participate in the Company’s Management Incentive Plan with a total annual cash target bonus opportunity of 125% of his base salary. He also received a promotional equity award of performance-vesting restricted stock units with an award value equal to $1,500,000, which is the subject of a separate grant agreement, and he will be eligible for future annual equity grants under the Company’s Long-Term Incentive Program. Mr. Langenbahn will participate in the NCR Executive Severance Plan, with a separation benefit of one times (1.0x) his annual base salary and target bonus (as defined in the plan) in the event of a qualifying termination, and will participate in the Amended and Restated NCR Change in Control Severance Plan with a “Tier I” benefit level. In addition, during the two-year period following the NCR Board of Directors’ appointment of a Chief Executive Officer to succeed William R. Nuti, if Mr. Langenbahn resigns from NCR voluntarily for “succession good reason” (which includes a diminishment in title, a material diminishment of authority or responsibilities, or a reduction in base salary or annual bonus target) within 90 days following an event giving rise to “succession good reason”, he will be entitled to receive benefits under the NCR Executive Severance Benefit Plan, and prorated vesting of his outstanding equity awards, as if his employment had been involuntarily terminated by the Company other than for “cause”.

Additional information about these benefit plans and programs, and other plans and programs generally available to the Company’s executive officers, is included in the Company’s Proxy Statement for the 2018 annual meeting of its stockholders filed with the Securities and Exchange Commission on March 14, 2018. A copy of Mr. Langenbahn’s employment letter will be filed by the Company as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

Dated: April 30, 2018	By:	/s/ Edward Gallagher
Edward Gallagher
Senior Vice President, General Counsel and Secretary